Exhibit 99.2

This Statement on Form 4 is filed by Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., Apollo Advisors IV, L.P., Apollo Management IV, L.P., Apollo Sylvan, LLC, Apollo Sylvan II, LLC and Apollo Management, L.P. The principal business address of each of the Reporting Persons is Two Manhattanville Road, Suite 203, Purchase, New York 10577.

Name of Designated Filer: Apollo Advisors IV, L.P.

Date of Event Requiring Statement:  June 14, 2007

Issuer Name and Ticker or Trading Symbol: Educate, Inc. (EEEE)

APOLLO SYLVAN, LLC

By:	APOLLO INVESTMENT FUND IV, L.P.
Its Sole Member and Manager

	By:	APOLLO MANAGEMENT IV, L.P.
Its Manager

		By:	AIF IV MANAGEMENT, INC.
Its General Partner

		By:	/s/ Patricia M. Navis
Patricia M. Navis
Vice President

APOLLO SYLVAN II, LLC

By:	APOLLO OVERSEAS PARTNERS IV, L.P.
Its Sole Member and Manager

	By:	APOLLO MANAGEMENT IV, L.P.
Its Manager

		By:	AIF IV MANAGEMENT, INC.
Its General Partner

		By:	/s/ Patricia M. Navis
Patricia M. Navis
Vice President

APOLLO INVESTMENT FUND IV, L.P.

By:	APOLLO ADVISORS IV, L.P.
Its General Partner

	By:	APOLLO CAPITAL MANAGEMENT IV, INC.
Its General Partner

		By:	/s/ Patricia M. Navis
Patricia M. Navis
Vice President

APOLLO OVERSEAS PARTNERS IV, L.P.

By:	APOLLO ADVISORS IV, L.P.
Its Managing Partner

	By:	APOLLO CAPITAL MANAGEMENT IV, INC.
Its General Partner

		By:	/s/ Patricia M. Navis
Patricia M. Navis
Vice President

APOLLO ADVISORS IV, L.P.

By:	APOLLO CAPITAL MANAGEMENT IV, INC.
Its General Partner

	By:	/s/ Patricia M. Navis
Patricia M. Navis
Vice President

APOLLO MANAGEMENT IV, L.P.

By:	AIF IV MANAGEMENT, INC.
Its Co-general Partner

	By:	/s/ Patricia M. Navis
Patricia M. Navis
Vice President

APOLLO MANAGEMENT, L.P.

By:	AIF IV MANAGEMENT GP, LLC
Its General Partner

	By:	/s/ Patricia M. Navis
Patricia M. Navis
Vice President